Exhibit 99.1
For Immediate Release
Wm. Wrigley Jr. Company Realigns Commercial Operations Structure
CHICAGO — February 26, 2007 — The Wm. Wrigley Jr. Company (NYSE: WWY) will realign its global commercial operations structure so that all of the company’s key geographies will now report directly to William D. Perez, Wrigley’s President and Chief Executive Officer.
As a result of this realignment, the position of Vice President of Worldwide Commercial Operations held by Ralph Scozzafava has been eliminated and he will leave the Company.
“We owe a tremendous debt of gratitude to Ralph and the contributions he has made in building the overall capabilities of our Company’s commercial operations during his six-year tenure here at the Wrigley Company and we wish him the very best in his future endeavors,” Perez said.
Effective immediately, Michael Wong, currently Vice President and Managing Director — Asia, will assume responsibility for the Pacific region and will begin reporting to Perez, as will Igor Saveliev, Vice President and Managing Director — East/South Europe and Developing Geographies. Both will become members of Wrigley’s Executive Leadership Team
Additionally, the Vice President and Managing Director for Wrigley North America, which is currently vacant, and a new position that will consolidate the leadership for Western and North/Central Europe into a single post, when filled, will report to Perez and join the Executive Leadership Team. Announcements regarding both positions will be made in the future.
In addition to Bill Wrigley, Jr., Wrigley’s Executive Chairman, and Perez, other members of Wrigley’s Executive Leadership team include Reuben Gamoran, Senior Vice President and Chief Financial Officer; Peter Hempstead, Senior Vice President, Worldwide Strategy and New Business; Surinder Kumar, Senior Vice President and Chief Innovation Officer; Duke Petrovich, Senior Vice President and Chief Administrative Officer; and Howard Malovany, Vice President, Secretary and General Counsel. Martin Schlatter, who became Wrigley’s Chief Marketing Officer last year will also become a member of the Executive Leadership Team.

Wrigley Realigns Commercial Structure (continued)
“This realignment further strengthens and streamlines Wrigley’s speed-to-market capabilities by having all key functional leaders, both at the corporate leadership center in Chicago as well as those accountable for key geographies, now be a part of our executive leadership team, the key decision-making body for our organization,” said Perez. “We believe this new structure will simplify coordination of global commercial priorities and will allow for accelerated implementation of programs on regional and local levels,” Perez added.
About Wrigley
The Wm. Wrigley Jr. Company is a recognized leader in confections with a wide range of product offerings including gum, mints, hard and chewy candies, lollipops, and chocolate. The Company has global sales of nearly $4.7 billion and distributes its world-famous brands in more than 180 countries. Three of these brands — Wrigley’s Spearmint®, Juicy Fruit®, and Altoids® — have heritages stretching back more than a century. Other well-loved brands include Doublemint®, Life Savers®, Big Red®, Boomer®, Pim Pom®, Winterfresh®, Extra®, Freedent®, Hubba Bubba®, Orbit®, Excel®, Creme Savers®, Eclipse®, Airwaves®, Solano®, Sugus®, P.K.®, and Cool Air®.
Cautionary Statement Regarding Forward-Looking Information
This press release contains statements which may be considered forward-looking statements within the meaning of the Securities Exchange Act of 1934, including, without limitation, statements regarding operating strategies, future plans and financial results. The Company does not undertake any obligation to update the information contained herein, which speaks only as of the date of this press release. A variety of factors could cause actual results to differ materially from the anticipated results or expectations expressed. The important factors that could affect these outcomes are set forth in the Company’s most recently filed Form 10-K and other SEC filings, in each case under the heading “Forward-Looking Statements”. Such discussions regarding risk factors and forward-looking statements are incorporated herein by reference.

FROM:	WM. WRIGLEY JR. COMPANY Susan Henderson, Vice President — Corporate Communications Phone: (312) 645-3469

Christopher Perille, Senior Director — External Relations Phone: (312) 645-4077